Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock of the Company and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of April 8, 2021.

BREGAL SAGEMOUNT I, L.P.

By: Bregal North America General Partner Jersey Limited, its General Partner

By:	/s/ Paul Andrew Bradshaw
Paul Andrew Bradshaw, Director

BREGAL SAGEMOUNT I, L.P.

By: Bregal North America General Partner Jersey Limited, its General Partner

By:	/s/ Elena Dinamling Bubod
Elena Dinamling Bubod, Alternate Director

BREGAL NORTH AMERICA GENERAL PARTNER JERSEY LIMITED

By:	/s/ Paul Andrew Bradshaw
Paul Andrew Bradshaw, Director

BREGAL NORTH AMERICA GENERAL PARTNER JERSEY LIMITED

By:	/s/ Elena Dinamling Bubod
Elena Dinamling Bubod, Alternate Director

BREGAL INVESTMENTS, INC.

By:	/s/ Michelle S. Riley
Michelle S. Riley, Secretary

BREGAL INVESTMENTS, INC.

By:	/s/ Ronald Fishman
Ronald Fishman, Treasurer

GENE YOON

/s/ Gene Yoon

BLAIR GREENBERG

/s/ Blair Greenberg